Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-4 of Petróleos Mexicanos of our report dated June 29, 2006, relating to the financial statements, which appears in Petróleos Mexicanos’s Annual Report on Form 20-F/A for the year ended December 31, 2005. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers, S.C.

Mexico City, Mexico

October 26, 2006

/s/ Francisco J. Hernández F.
Francisco J. Hernández F.